UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2026

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

34 Shrewsbury Avenue, Suite 1C

Red Bank, NJ 07701

(Address of principal executive offices, including zip code)

(732) 889-3111

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, the Board of Directors (the “Board”) of Tharimmune, Inc. (the “Company”) appointed Angela Dominy Radkowski, age 37, as Chief Operating Officer of the Company, effective February 5, 2026 (the “Effective Date”).

Prior to her appointment, Ms. Radkowski served as Operations Strategy Lead and Chief of Staff to the Chief Operating Officer at DRW Holdings LLC from February 2022 to January 2026, advising senior leadership, coordinating cross-functional communication, and managing high-priority, enterprise-level initiatives. Ms. Radkowski previously held positions within Citadel LLC’s Treasury and Engineering organizations, where she was responsible for coordinating enterprise deliverables involving optimization, data engineering, and technology upgrades. Ms. Radkowski holds a Bachelor of Science in Business Administration with a major in Finance from The Ohio State University, Max M. Fisher College of Business.

There are no arrangements or understandings between Ms. Radkowski and any other person pursuant to which Ms. Radkowski was appointed to serve as Chief Operating Officer of the Company. There are no family relationships between Ms. Radkowski and any of the Company’s directors or executive officers. Ms. Radkowski has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Operating Officer, the Company entered into an employment agreement with Ms. Radkowski setting forth the terms and conditions of her employment with the Company (the “COO Employment Agreement”) dated February 5, 2026. Under the terms of the COO Employment Agreement, Ms. Radkowski will be entitled to receive: (i) an annual base salary of $300,000, subject to review and adjustment by the Company from time to time; and (ii) eligibility for an annual cash-based performance bonus, in an amount determined by the Board in its sole and absolute discretion, with a target amount equal to $100,000, subject to continuous employment with the Company, provided that the annual bonus for the 2026 calendar year shall be prorated based on the number of days that Ms. Radkowski is employed by the Company during such calendar year. Ms. Radkowski will also be eligible to receive grants of time-based and/or performance-based equity awards, in a form and amount determined by the Board in its sole and absolute discretion, subject to Board approval, vesting conditions established by the Board (or its compensation committee) and other conditions. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions.

The COO Employment Agreement provides that Ms. Radkowski’s employment is at will and may be terminated by either party at any time, with or without cause or notice. The COO Employment Agreement provides that in the event Ms. Radkowski terminates her employment for “good reason” (as defined in the COO Employment Agreement) or the Company terminates her employment without “cause” (as defined in the COO Employment Agreement), she is entitled to receive the following benefits, subject to her execution of a general release of claims in the Company’s favor and obligations regarding solicitation, return of property, and restrictive covenants, non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release: (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy; and (iv) twelve (12) months of base salary.

In the event Ms. Radkowski voluntarily resigns other than for “good reason” (as defined in the COO Employment Agreement) or her employment is terminated by us for “cause” (as defined in the COO Employment Agreement), she will be entitled to receive: (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; and (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy.

The foregoing description of the COO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the COO Employment Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosures.

Board Leadership Update

On February 5, 2026, during a special meeting of the Board of Directors, Mark Wendland, current Director and Chief Executive Officer of the Company, was elected as the Chairman of the Board.

In addition, the Board also elected the following directors to serve on its committees:

●	Audit Committee: Gary Stetz (as the Chair), Clay Kahler and Jill E. Sommers.
●	Compensation Committee: Gary Stetz (as the Chair), Clay Kahler, and Jill E. Sommers.
●	Nominating & Corporate Governance Committee: Gary Stetz, Clay Kahler (as the Chair), and Jill E. Sommers.

Press Release

On February 6, 2026 the Company issued a press release announcing the appointment of Ms. Radkowski and the change in Board leadership, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 2, 2025, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying that the Company had regained compliance with Nasdaq Listing Rule 5605(b)(1) (the “Board Independence Rule”). As previously reported, on January 9, 2026, the Company received a deficiency letter from Nasdaq indicating that it was not in compliance with the Board Independence Rule. Compliance was regained following the Company’s election of two independent directors on the shareholders meeting held on January 30, 2026.

Forward-Looking Statements

The information set forth in this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1#	Employment Agreement with Angela Dominy Radkowski, dated February 5, 2026
99.1	Press Release, dated February 6, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

#	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2026	Tharimmune, Inc.

/s/ Mark Wendland
Mark Wendland
Chief Executive Officer

-4-